EXHIBIT 23.1 to Annual Report
                     on Form 10-KSB of SpectraSCIENCE, Inc.
                      for the year ended December 31, 1997


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-1149) pertaining to 2,264,006 shares of common stock issuable upon conversion of preferred stock and exercise of warrants, (Form S-3 No. 33-57116) pertaining to 1,083,333 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants, (Form S-3 No. 33-45536) pertaining to 1,810,000 shares of common stock, (Form S-8 No. 33-63047) pertaining to the 1991 Stock Option Plan (Form S-8 No. 33-45523) pertaining to the 1991 Stock Plan, (Form S-8 No. 33-36385) pertaining to the 1990 Restricted Stock Plan, (Form S-8 No. 33-22052) pertaining to the 1988 Employee Incentive Stock Plan and (Form S-8 No. 2-93693-C) pertaining to the 1983 Employee Stock Option Plan of GV Medical, Inc., of our report dated February 13, 1998, except for Note 8, as to which date is March 26, 1998, with respect to the financial statements of SpectraScience (formerly GV Medical, Inc.) included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.


                                                     Ernst & Young LLP
Minneapolis, Minnesota
March 30, 1998